Exhibit 21.1

Subsidiaries of WideOpenWest, Inc.

Subsidiary	State of Incorporation
WideOpenWest, Inc.	Delaware
WideOpenWest Finance, LLC	Delaware
WideOpenWest Capital Corp.	Delaware
WideOpenWest Georgia, LLC	Delaware
WideOpenWest Networks Inc.	Delaware
WideOpenWest Michigan LLC	Delaware
WideOpenWest Mid-Michigan LLC	Delaware
WideOpenWest Minnesota, LLC	Delaware
WideOpenWest Networks LLC	Delaware
WideOpenWest Illinois LLC	Delaware
WideOpenWest Ohio LLC	Delaware
WideOpenWest Cleveland LLC	Delaware
Sigecom LLC	Indiana
Communications One, Inc.	Alabama
Globe Telecommunications, Inc.	Georgia
ITC Globe, Inc.	Delaware
Knology Broadband, Inc.	Delaware
Knology Data Center Services, Inc.	Delaware
Knology of Alabama, Inc.	Delaware
Knology of Augusta, Inc.	Delaware
Knology of Central Florida, Inc.	Delaware
Knology of Charleston, Inc.	Delaware
Knology of Columbus, Inc.	Delaware
Knology of Florida, LLC	Delaware
Knology of Georgia, Inc.	Delaware
Knology of Huntsville, Inc.	Delaware
Knology of Knoxville, Inc.	Delaware
Knology of Montgomery, Inc.	Alabama
Knology of Nashville, Inc.	Delaware
Knology of South Carolina, Inc.	Delaware
Knology of Tennessee, Inc.	Delaware
Knology of the Valley, Inc.	Georgia
Knology of the Wiregrass, Inc.	Alabama
Knology Total Communications, Inc.	Alabama
Valley Telephone Co., LLC	Alabama
Wiregrass Telecom, Inc.	Alabama
Kite Parent Corp	Delaware
Knology Inc.	Delaware
WOW Business Services, LLC	Delaware